Exhibit 4.1

Execution Copy

Otter Tail Corporation

$80,000,000 3.55% Guaranteed Senior Notes due December 15, 2026

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Note Purchase Agreement

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Dated as of September 23, 2016

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(continued)

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(continued)

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(continued)

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Schedule A	—	Defined Terms

Schedule 1	—	Form of 3.55% Guaranteed Senior Note due December 15, 2026

Schedule 4.4(a)(1)	—	Form of Opinion of Special Counsel for the Company and the Subsidiary Guarantors

Schedule 4.4(a)(2)	—	Form of Opinion of General Counsel for the Company and the Subsidiary Guarantors

Schedule 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock; Directors and Senior Officers

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Schedule 5.19	—	Partnerships and Joint Ventures

Schedule 10.1	—	Affiliate Transactions

Schedule 10.10	—	Investments

Exhibit SGA	—	Form of Subsidiary Guaranty Agreement

Purchaser Schedule	—	Information Relating to Purchasers

Otter Tail Corporation

4334 18th Avenue South

Suite 200

Fargo, North Dakota 58103

$80,000,000 3.55% Guaranteed Senior Notes due December 15, 2026

Dated as of September 23, 2016

To Each of the Purchasers Listed

in the Purchaser Schedule Hereto:

Ladies and Gentlemen:

Otter Tail Corporation, a Minnesota corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.    Authorization of Notes.

The Company will authorize the issue and sale of $80,000,000 aggregate principal amount of its 3.55% Guaranteed Senior Notes due December 15, 2026 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

Section 2.    Sale and Purchase of Notes; Guaranty.

Section 2.1.         Sale and Purchase of Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.         Guaranties.  The obligations of the Company hereunder and under the Notes are unconditionally and irrevocably guaranteed by each Subsidiary Guarantor pursuant to that certain Subsidiary Guaranty Agreement to be dated as of the date of the Closing (the “Subsidiary Guaranty Agreement”) substantially in the form of Exhibit SGA.

Section 3.    Execution; Closing.

The execution and delivery of this Agreement shall occur on September 23, 2016 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on December 13, 2016. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered by the Company pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.    Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.         Representations and Warranties.

(a)          Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct (1) in all respects on the Execution Date and (2) in all respects in the case of representations and warranties containing qualifications as to materiality, and in all material respects in the case of representations and warranties not containing qualifications as to materiality, on the date of the Closing.

(b)          Representations and Warranties of each Subsidiary Guarantor. The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct in all respects on the date of the Closing.

Section 4.2.         Performance; No Default.  The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.         Compliance Certificates.

(a)          Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)          Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s organizational documents as then in effect.

(c)          Officer’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying as to such Subsidiary Guarantor that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)          Secretary’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and (2) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4.        Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (1) Dorsey & Whitney LLP, special counsel for the Company and the Subsidiary Guarantors, and (2) the General Counsel of the Company, substantially in the respective forms set forth in Schedule 4.4(a)(1) and 4.4(a)(2) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its special counsel and General Counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.         Purchase Permitted By Applicable Law, Etc.  On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.         Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7.         Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such date.

Section 4.8.         Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9.         Changes in Corporate Structure; Change in Control.  Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5. No Change in Control shall have occurred.

Section 4.10.       Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Company on letterhead of the Company directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.       Subsidiary Guaranty Agreement.  Such Purchaser shall have received a copy of the Subsidiary Guaranty Agreement which shall have been duly authorized, executed and delivered by each Person then required to be a Subsidiary Guarantor.

Section 4.12.      Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.    Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1.          Organization; Power and Authority.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b)          Each Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Subsidiary Guaranty Agreement and to perform the provisions thereof.

Section 5.2.         Authorization, Etc.

(a)          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.         Disclosure.  The Company, through its agents, Bank of America Merrill Lynch Incorporated and US Bancorp. Investments, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated August 2016 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum (but as to information incorporated by reference therein, only such information to the extent that it relates to the Company and its Subsidiaries), the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to September 2, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected and pro forma financial information contained in the Disclosure Documents, the Company represents only that such information was prepared in good faith based upon estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.         Organization and Ownership of Shares of Subsidiaries.

(a)          Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor and/or a Material Subsidiary and (2) the Company’s directors and senior officers.

(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)          Each Subsidiary identified in Schedule 5.4 (other than the Subsidiary Guarantors) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)          No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4, customary limitations imposed by corporate law or similar statutes and limitations imposed on OTPC as a regulated utility) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.         Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.         Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by (a) the Company of this Agreement and the Notes and (b) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.         Governmental Authorizations, Etc.  Except for the filing of a Form 8-K and other notice filings by the Company with the SEC, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

Section 5.8.         Litigation; Observance of Agreements, Statutes and Orders.

(a)          There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Material Subsidiary or directly affecting any property of the Company or any Material Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no investigations pending or threatened against the Company or any Material Subsidiary by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Neither the Company nor any Material Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.         Taxes.  The Company and its Subsidiaries have filed, or the Company has filed on behalf of its Subsidiaries pursuant to a tax sharing agreement, all income and other material tax returns that are required to have been filed in any jurisdiction (“Tax Returns”). The Company and its Subsidiaries have paid, or the Company has paid on behalf of its Subsidiaries pursuant to a tax sharing agreement, all taxes shown to be due and payable on the Tax Returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2012.

Section 5.10.       Title to Property; Leases.  The Company and its Material Subsidiaries have good and marketable title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Material Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), except for those defects in title that, individually or in the aggregate, would not have a Material Adverse Effect and, in each case, free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.       Licenses, Permits, Etc.

(a)          The Company and its Material Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)          To the best knowledge of the Company, no product or service of the Company or any of its Material Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)          To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Material Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Material Subsidiaries.

Section 5.12.       Compliance with Employee Benefit Plans.

(a)          The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)          The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount in the case of any single Plan or in the aggregate for all Plans that would reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)          The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(d)          The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is less than an amount that would reasonably be expected to result in a Material Adverse Effect.

(e)          The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)          The Company and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13.       Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty Agreement or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than not more than 15 Institutional Investors (including the Purchasers), each of which has been offered the Notes and the Subsidiary Guaranty Agreement at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.       Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.       Existing Indebtedness; Future Liens.

(a)          Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2016 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Material Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Material Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Material Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)          Except as disclosed in Schedule 5.15, neither the Company nor any Material Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness, not permitted by Section 10.4.

(c)          Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or any Subsidiary Guarantor, except as disclosed in Schedule 5.15.

Section 5.16.       Foreign Assets Control Regulations, Etc.

(a)          Neither the Company nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)          Neither the Company nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)          No part of the proceeds from the sale of the Notes hereunder:

(1)         constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;

(2)         will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(3)         will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)          The Company has established procedures and controls which it reasonably believes (in light of the nature of the Company’s and the Controlled Entities’ businesses) are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.       Status under Certain Statutes.  Except as set forth in the following sentence, neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act. The Company and OTPC are subject to regulation under the Public Utility Holding Company Act of 2005, and OTPC is subject to regulation under the Federal Power Act.

Section 5.18.       Environmental Matters.

(a)          Neither the Company nor any Material Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Material Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)          Neither the Company nor any Material Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)          Neither the Company nor any Material Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)          Neither the Company nor any Material Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)          All buildings on all real properties now owned, leased or operated by the Company or any Material Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.      Partnerships and Joint Ventures.  Schedule 5.19 sets forth as of June 30, 2019 a list of all partnerships or joint ventures in which the Company or any Material Subsidiary (other than OTPC) is a partner (limited or general) or joint venturer. In the ordinary course of business, OTPC has entered into contractual arrangements with other regional utilities providing for ownership interests (both as tenants-in common and discretely) in transmission and generation assets.

Section 5.20.       Ranking of Obligations.

(a)          The Notes are senior unsecured Indebtedness of the Company, and are pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of the Company.

(b)          The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty Agreement constitute senior unsecured Indebtedness of such Subsidiary Guarantor, and are pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of such Subsidiary Guarantor.

Section 6.    Representations of the Purchasers.

Section 6.1.         Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.         Accredited Investor.  Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further severally represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3.         Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)          the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)          the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)          the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)          the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)           the Source is a governmental plan; or

(g)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)          the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.    Information as to Company.

Section 7.1.         Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)          Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of,

(2)         a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(3)         consolidated statements of income, changes in shareholders’ equity, if then prepared, and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)          Annual Statements — within 120 days (or such shorter period as is the earlier of (x) 30 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, copies of,

(1)         a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(2)         consolidated statements of income, changes in shareholders’ equity, if then prepared, and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)          SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Material Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each final prospectus and all amendments thereto filed by the Company or any Material Subsidiary with the SEC;

(d)          Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)          Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1)         with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date;

(2)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(3)         any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(4)         receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)           Notices — to the extent not included by the Company as part of a filing on Form 8-K with the SEC or otherwise publicly disclosed, (1) promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Material Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect, (2) promptly upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which is Material, and the steps being taken by the Person(s) affected by such proceeding, and (3) promptly upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Company or any of its Material Subsidiaries and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters in which such violation or an adverse determination or result in such proceeding would reasonably be expected to have a Material Adverse Effect;

(g)          Resignation or Replacement of Independent Auditors — within 10 days following the date on which the Company’s independent auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request; and

(h)          Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.         Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company:

(a)          Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.5, 10.7 and 10.8, during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)          Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)          Subsidiary Guarantors – certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.9 is a Subsidiary Guarantor as of the date of such certificate of such Senior Financial Officer.

Section 7.3.         Visitation.  The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)          No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Material Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)          Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Material Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.         Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Section 7.1(a), (b), (c) or (g) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)          such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and/or any other information required under Section 7.1(c) or (g) are delivered to each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b)          the Company shall have timely filed its Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at www.ottertail.com as of the Execution Date;

(c)          such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and/or any other information required under Section 7.1(c) or (g) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or

(d)          the Company shall have timely filed any of the items referred to in Section 7.1(c) or (g) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 8.    Payment and Prepayment of the Notes.

Section 8.1.         Maturity.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.         Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Notwithstanding the foregoing, so long as no Default or Event of Default shall then exist, any prepayment made by the Company pursuant to this Section 8.2 of all of the Notes then outstanding on or after September 15, 2026 shall be made at 100% of the principal so prepaid, but without any Make-Whole Amount.

Section 8.3.         Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.         Maturity; Surrender, Etc.   In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.         Purchase of Notes.  The Company will not, and will not permit any Affiliate Controlled by the Company to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate Controlled by the Company pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate Controlled by the Company pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.         Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (A) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (B) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.         Offer to Prepay Notes in the Event of a Change in Control.

(a)          Notice of Change in Control. The Company will, not more than 10 days after any Responsible Officer thereof has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control (a “Change in Control Notice”) to each holder of Notes. Each Change in Control Notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(f).

(b)          Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”), which date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(c)          Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company no fewer than 10 days prior to the Change in Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)          Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change in Control Proposed Prepayment Date, except as provided by Section 8.7(e).

(e)          Deferral Pending Change in Control. If the Change in Control Notice is delivered prior to the occurrence of the Change in Control, the obligation of the Company to prepay Notes pursuant to the offers required by Section 8.7(b) and accepted in accordance with Section 8.7(c) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Change in Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control automatically shall be deemed rescinded without penalty or other liability).

(f)           Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of the Change in Control Notice have been fulfilled and (6) in reasonable detail, the general nature and date of the Change in Control.

(g)          Change in Control. “Change in Control” means any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that owned less than 5% of the shares of any voting class of the Company on the Execution Date shall have acquired more than 25% of the shares of such voting stock.

Section 8.8.         Offer to Prepay Notes upon Sale of Assets.

(a)          Notice and Offer. In the event of a sale, lease or other disposition of a “substantial part” of the assets of the Company and its Subsidiaries where the Company has elected to apply the net proceeds of such sale, lease or other disposition pursuant to Section 10.5(b), the Company shall, no later than the 305th day following the date of such sale, lease or other disposition, give written notice of such event (a “Sale of Assets Prepayment Event”) to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date specified in such notice (the “Sale of Assets Prepayment Date”) which date shall be a Business Day not less than 30 days and not more than 60 days after such notice.

(b)          Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Sale of Assets Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Sale of Assets Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date but without any Make-Whole Amount.

(c)          Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (1) the Sale of Assets Prepayment Date; (2) that such offer is being made pursuant to this Section 8.8 and that the failure by a holder to respond to such offer by the deadline established in Section 8.8(b) shall result in such offer to such holder being deemed rejected; (3) the Ratable Portion of each such Note offered to be prepaid; (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Sale of Assets Prepayment Date; (5) that the conditions of this Section 8.8 have been satisfied and (6) in reasonable detail, a description of the nature and date of the Sale of Assets Prepayment Event giving rise to such offer of prepayment.

Section 8.9.         Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9.    Affirmative Covenants.

From the Execution Date until the Closing, so long as any of the Notes are outstanding the Company covenants:

Section 9.1.         Compliance with Laws.  Without limiting Section 10.3, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.         Insurance.  The Company will, and will cause each of its Material Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.         Maintenance of Properties.  The Company will, and will cause each of its Material Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Material Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.         Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, or will on behalf of each of its Subsidiaries pursuant to a tax sharing agreement, file all Tax Returns and to pay and discharge all taxes shown to be due and payable on such Tax Returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.         Corporate Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary. Subject to Sections 10.2 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Material Subsidiaries and all rights and franchises of the Company and its Material Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect; provided that the Company may cause any Material Subsidiary that has substantially no assets, revenues or operations to be dissolved.

Section 9.6.         Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and accounts in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all material transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all material transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.         Ranking of Obligations.

(a)          The Company will take all actions necessary to assure that the Notes are senior unsecured Indebtedness of the Company, and are and remain pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of the Company.

(b)          The Company will take all actions necessary to assure that the obligations of each Subsidiary Guarantor under the Subsidiary Guaranty Agreement are senior unsecured Indebtedness of such Subsidiary Guarantor, and are and remain pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of such Subsidiary Guarantor.

Section 9.8.         Ownership of Certain Subsidiaries.  The Company will at all times own, directly or indirectly, all of the voting stock of OTPC and Varistar Corporation.

Section 9.9.         Subsidiary Guarantors.  The Company will cause each Subsidiary that (x) becomes a Material Subsidiary (other than OTPC, a Subsidiary of OTPC or a Material Subsidiary that is a Controlled Foreign Corporation unless OTPC, such Subsidiary of OTPC or such Controlled Foreign Corporation guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility) to, within 30 days thereof, or (y) guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to, concurrently therewith:

(a)          execute a supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and

(b)          deliver the following to each holder of a Note:

(1)         an executed counterpart of such Subsidiary Guaranty Supplement;

(2)         a certificate signed by an authorized Responsible Officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(b), 5.2(b), 5.6(b), 5.7(b) and 5.20(b) of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement);

(3)         all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty Supplement and the performance by such Subsidiary of its obligations thereunder and under the Subsidiary Guaranty Agreement; and

(4)         an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement as the Required Holders may reasonably request.

(c)          At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that is a party to the Subsidiary Guaranty Agreement as a result of clause (y) only of the introductory paragraph of this Section 9.9 may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) under such Material Credit Facility, (2) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (3) no amount is then due and payable under the Subsidiary Guaranty Agreement, (4) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (5) each holder shall have received a certificate of a Responsible Officer of the Company certifying as to the matters set forth in clauses (1) through (4).

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 10.	Negative Covenants.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants:

Section 10.1.       Transactions with Affiliates.  The Company will not, and will not permit any Subsidiary Guarantor to, enter into or be a party to any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary Guarantor than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, excluding (a) transactions between the Company and OTPC, a Subsidiary of OTPC or a Subsidiary Guarantor and transactions between Subsidiary Guarantors, (b) transactions otherwise expressly permitted (or required) with such Affiliates or with Subsidiaries under this Agreement, (c) any issuance of Securities or other payments, awards or grants in cash, Securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Company or any Subsidiary Guarantor, (d) loans or advances to employees of the Company or any Subsidiary Guarantor in the ordinary course of business, (e) the payment of fees, reasonable out-of-pocket costs and indemnities and provision of indemnification to directors, officers, consultants and employees of the Company or any Subsidiary Guarantor in the ordinary course of business, (f) any employment agreement, benefit plan or arrangement or any health, disability or similar insurance plan which covers employees, entered into by the Company or any Subsidiary Guarantor in the ordinary course of business, (g) any subscription agreement or similar agreement pertaining to the repurchase of equity interests pursuant to put/call rights or similar rights with employees, officers or directors, (h) payments or loans (or cancellation of loans) to employees that are (1) approved by a majority of the Board of Directors of the Company in good faith, (2) made in compliance with applicable law and (3) otherwise permitted under this Agreement, (i) transactions with Wholly-Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice, (j) transactions between the Company or any Subsidiary Guarantor and any Person, a director of which is also a director of the Company or a Subsidiary Guarantor, provided, however, that (l) such director abstains from voting as a director of the Company or such Subsidiary Guarantor on any matter involving such other Person and (2) such Person is not an Affiliate for any reason other than such director’s acting in such capacity, (k) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice, (l) intercompany transactions for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries, (m) payments by the Company and its Subsidiaries pursuant to tax sharing agreements among the Company and its Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party, and (n) the payment of fees, expenses, indemnities or other payments pursuant to the agreements in existence on the Execution Date and set forth on Schedule 10.1 or any amendment thereto to the extent such an amendment is not adverse to the Purchasers or any other holders of the Notes in any material respect.

Section 10.2.       Merger, Consolidation, Etc.  The Company will not, and will not permit any Subsidiary Guarantor to, merge or consolidate or enter into an analogous reorganization or transaction with any Person; provided, however, that (a) any Subsidiary Guarantor may be merged with or liquidated into the Company (if the Company is the surviving corporation) or a Wholly-Owned Subsidiary (if a Subsidiary Guarantor is the surviving corporation), (b) the Company and the Subsidiary Guarantors may enter into transactions permitted by Section 10.5 and (c) any Subsidiary Guarantor may merge with any other Person in order to effect an Investment permitted by Section 10.10 so long as the continuing or surviving Person shall be a Subsidiary Guarantor.

Section 10.3.       Economic Sanctions, Etc.  The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or any holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.4.       Liens.  The Company will not, and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

(a)          Liens in connection with the acquisition of property by way of purchase money mortgage and security interests, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired (or accessions to such property, related records and proceeds thereof);

(b)          Liens existing on assets of any Subsidiary Guarantor acquired after the Execution Date, which existed at the time of such acquisition and attach only to the assets of such Subsidiary Guarantor;

(c)          Liens existing on the Execution Date and disclosed on Schedule 5.15 and Liens securing any extension, renewal, restatement or replacement of the Indebtedness secured by such Liens, provided that the Liens securing such extension, renewal, restatement or replacement of such Indebtedness shall not attach to materially different assets than the Liens disclosed on such Schedule 5.15 and shall not secure Indebtedness exceeding the amount described on Schedule 5.15 (other than premiums, interest, fees or costs capitalized or required to be paid in connection with such extension, renewal, restatement or replacement of such Indebtedness);

(d)          deposits or pledges and other Liens to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, in each case in the ordinary course of business of the Company or a Subsidiary Guarantor;

(e)          Liens of landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business or imposed by law and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or any Subsidiary Guarantor shall have set aside on its books reserves in accordance with GAAP;

(f)           deposits and other Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with public utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the Company or any Subsidiary Guarantor in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)          Liens of lessors of real property on which facilities owned or leased by the Company or any Subsidiary Guarantor are located;

(h)          Liens (to the extent falling under the definition of “Lien”) consisting of ownership interests (and protective filings respecting such ownership interests) of lessors of assets to the Company or any Subsidiary Guarantor under any operating lease, and of licensors of intellectual property or other rights to the Company or any Subsidiary Guarantor;

(i)           Liens (to the extent falling under the definition of “Lien”) consisting of rights of lessees or sublessees of assets of the Company or any Subsidiary Guarantor leased in the ordinary course of the Company’s or such Subsidiary Guarantor’s business, which leases do not materially interfere with the ordinary course of business of the Company or such Subsidiary Guarantor;

(j)           Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods by the Company or any Subsidiary Guarantor in the ordinary course of business and other similar Liens arising in the ordinary course of business of the Company or any Subsidiary Guarantor;

(k)          Liens in favor of the Purchasers and holders of the Notes under any provision of this Agreement or any Note or any replacement, additional or successor agreement hereto or thereto, creating such Liens;

(l)           Liens for taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 9.4;

(m)         (1) Liens securing Indebtedness incurred to pay annual premiums for property, casualty or liability insurance policies maintained by the Company or any Subsidiary Guarantor; provided that such Liens attach only to insurance policies and proceeds thereof, and (2) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary Guarantor;

(n)          Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder; provided that such Liens relate solely to the assets to be sold, transferred or otherwise disposed of;

(o)          survey exceptions, encroachments, protrusions, easements, restrictions, reservations, licenses, rights-of-way, sewers, electric lines, telegraphs and telephone lines and other similar minor title defects affecting the real property, or zoning or other restrictions as to the use of the real property or Liens incidental to the conduct of the business of the Company or any Subsidiary Guarantor or to the ownership of its properties, in each case which were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially and adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Subsidiary Guarantor;

(p)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(i);

(q)          Liens encumbering cash collateral or other financial assets securing Investments consisting of hedging arrangements not otherwise prohibited hereunder relating to interest rate, commodity price or foreign exchange rate exposure not entered into for any speculative purpose;

(r)           Liens arising under or related to any statutory or common law provisions or other customary or contractual rights (1) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, including banker’s liens, rights of setoff or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained or held with a depositary or other financial institution or securities intermediary, (2) relating to pooled deposit or sweep accounts of the Company or any Subsidiary Guarantor to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or such Subsidiary Guarantor or (3) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary Guarantor in the ordinary course of business;

(s)          any encumbrance or restriction with respect to the equity interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(t)           Liens on Securities that are the subject of repurchase agreements relating to Securities issued or guaranteed as to principal and interest by the United States;

(u)          Liens solely on any cash earnest money deposits made by the Company or any Subsidiary Guarantor in connection with any letter of intent or purchase agreement permitted hereunder; and

(v)          Liens created, assumed or incurred after the Execution Date given to secure Indebtedness of the Company or any Subsidiary Guarantor in addition to the Liens permitted by the preceding clauses (a) through (u) hereof, provided that (l) all Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in Section 10.8(a) and (c) and (2) at the time of creation, assumption or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist, and provided further, that, notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary Guarantor to, grant any Liens securing any Indebtedness outstanding under or pursuant to any Material Credit Facility pursuant to this Section 10.4(v) unless and until all obligations of the Company under this Agreement and the Notes (and the Subsidiary Guaranty Agreement and any other Guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with all such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary Guarantor, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

In no case shall Liens permitted hereunder apply to the stock of any Subsidiary (other than Liens, if any, incurred under clause (v) where this Agreement, the Notes and the Subsidiary Guaranty Agreement have been equally and ratably secured as therein provided), and in no case shall Liens under clause (d), (e), (f), (h), (i), (j), (k), (m) or (n) secure any Indebtedness for borrowed money or Indebtedness constituting obligations to issuers of letters of credit.

Section 10.5.       Sales of Assets.  The Company will not, and will not permit any Subsidiary Guarantor to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets (including capital stock or similar equity interests of Subsidiaries) of the Company and the Subsidiary Guarantors; provided, however, that the Company or any Subsidiary Guarantor may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and the Subsidiary Guarantors if such assets are sold for fair market value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(a)          to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a fair market value at least equal to the fair market value of such assets sold, leased or otherwise disposed of; and/or

(b)          to prepay or retire senior Interest-bearing Debt of the Company and/or a Subsidiary Guarantor, provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.8 in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then the Company shall prepay or pay or cause to prepay or pay additional senior Interest-bearing Debt of the Company or a Subsidiary Guarantor in an amount equal to the Ratable Portion for such Note.

As used in this Section 10.5, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and the Subsidiary Guarantors if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and the Subsidiary Guarantors during the period of 365 consecutive days ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year of the Company immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” (1) sales, subleases, leases and licensing of assets in the ordinary course of business of the Company or any Subsidiary Guarantor, (2) sales or other dispositions by a Subsidiary Guarantor to the Company or another Subsidiary Guarantor, (3) Permitted Securitization Transactions, (4) Permitted Sales and Leasebacks, (5) sales by the Company or any Subsidiary Guarantor of used, obsolete, worn out or surplus property or property no longer used or useful in the conduct of its business, (6) sales of cash and cash equivalents for cash and cash equivalents, (7) synthetic leases described in subsection (h) of the definition of Interest-bearing Debt and subsection (d) of the definition of Interest Expense, (8) abandonment of non-material intellectual property assets in the ordinary course of business of the Company or any Subsidiary Guarantor, (9) surrender, release or waiver of contract rights in the ordinary course of business of the Company or any Subsidiary Guarantor, (10) charitable donations in the ordinary course of business and consistent with past practices of the Company or any Subsidiary Guarantor and (11) sales to or other dispositions of Investments or assets into joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements in effect on June 30, 2016 and described in Section 5.19 or on Schedule 5.19, or pursuant to an Investment permitted by Section 10.10.

Section 10.6.       Other Agreements.  The Company will not, and will not permit any Subsidiary Guarantor to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Purchasers and the holders of the Notes that would: (a) be violated or breached by the Company’s performance of its obligations under this Agreement, except where such violation or breach could not have a Material Adverse Effect, or (b) other than this Agreement, prohibit any Subsidiary from paying dividends or distributions on, or redeeming, acquiring or retiring for value, any shares of stock or other ownership interest that the Company holds in such Subsidiary, except for (1) any such prohibition that applies only when a default shall exist under such agreement or shall result from such payment, acquisition or retirement; (2) as to clause (b), agreements and instruments entered into in connection with Permitted Securitization Transactions; (3) customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of such joint venture; (4) as to clause (b), customary prohibitions or restrictions contained in agreements relating to any asset sale or disposition pending such sale or disposition, provided that such prohibitions and restrictions apply only to the Subsidiary or its assets to be sold or disposed of and such sale or disposition is permitted hereunder; (5) as to clause (b), restrictions and conditions imposed by any Governmental Authority; (6) as to clause (b), any such prohibition contained in any agreement, bond, note or other instrument (or any refinancing thereof) with respect to any Person or the property or assets of such Person acquired by the Company or any Subsidiary Guarantor in an acquisition and existing at the time of such acquisition; provided that such prohibition is not applicable to any Person or the property or assets of any Person other than such acquired Person or the property or assets of such acquired Person; (7) any agreement evidencing any permitted renewal, extension, replacement or refinancing of any agreement referred to in the foregoing clause (6) so long as such renewal, extension, replacement or refinancing does not expand the scope of the restrictions described in clause (b); and (8) as to clause (b), limitations or restrictions consisting of customary net worth, leverage or other financial covenants in each case contained in, or required by, any contractual obligation governing Indebtedness of a Subsidiary Guarantor.

Section 10.7.      Contingent Liabilities.  The Company will not, and will not permit any Subsidiary Guarantor to, Guaranty obligations of any other Person, except for:

(a)          Guaranties by the Company or any Subsidiary Guarantor of obligations of the Company or any Subsidiary as lessee under any lease that is not a Capitalized Lease;

(b)          Guaranties by the Company to assure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, or performance, surety, statutory, stay, customs or appeal bonds, performance and completion guarantees, and other similar obligations, in the ordinary course of business of the Company or a Subsidiary or consistent with past practice;

(c)          Guaranties by the Company of the obligations of a Subsidiary under any agreement involving the sale of accounts receivable permitted by Section 10.6, provided that such Guaranties shall not, in the aggregate, Guaranty receivables sale arrangements involving account receivable sales at any time remaining outstanding in excess of $50,000,000;

(d)          Guaranties by the Company or any Subsidiary Guarantor of the obligations of the Company or any Subsidiary under any unsecured Interest-bearing Debt the incurrence of which does not cause a Default or Event of Default; and

(e)          Other Guaranties limited as to principal of recovery to not more than $30,000,000 in the aggregate at any time outstanding.

Section 10.8.       Financial Covenants.  The Company will not, at any time, permit:

(a)          the ratio, as of the last day of any fiscal quarter of the Company, of (1) Interest-bearing Debt, to (2) Total Capitalization to be greater than 0.60 to 1.00;

(b)          the Interest and Dividend Coverage Ratio for any period of four consecutive fiscal quarters to be less than 1.50 to 1.00; or

(c)          Priority Debt to exceed 10% of Total Capitalization determined as of the last day of each fiscal quarter of the Company.

Section 10.9.       Restricted Payments.  The Company will not, and will not permit any Subsidiary Guarantor to, make any Restricted Payment, other than any dividend or distribution payable solely in shares or other equity interests to the holders of such shares or other equity interests, if any Default or Event of Default shall exist or shall result from the making of such Restricted Payment.

Section 10.10.    Investments.  The Company will not, and will not permit any Subsidiary Guarantor to, acquire for value, make, have or hold any Investments in any other Person, except:

(a)          Investments outstanding or contemplated on the Execution Date and listed on Schedule 10.10, and any increases or decreases in the value thereof or write-ups, write-downs, write-offs, reinvestments, renewals and extensions with respect to such Investments;

(b)          loans and advances to officers and employees in the ordinary course of business;

(c)          Investments in readily marketable direct obligations of the United States having maturities of one year or less from the date of acquisition;

(d)          certificates of deposit or bankers’ acceptances, each maturing within one year from the date of acquisition, issued by any commercial bank organized under the laws of the United States or any State thereof which has (1) combined capital, surplus and undivided profits of at least $100,000,000, and (2) a credit rating with respect to its unsecured indebtedness from Standard & Poor’s Ratings Group (or any successor) that is rated “A-” (or the equivalent thereof from any other nationally recognized rating service) or higher;

(e)          commercial paper maturing within 270 days from the date of issuance and given the highest rating by a nationally recognized rating service;

(f)           repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States;

(g)          cash and demand deposits with any bank or trust company;

(h)          money market funds substantially all the assets of which are comprised of securities of the types described in any of clauses (c) through (f) above;

(i)           in the case of foreign Subsidiaries, short-term Investments comparable to clauses (c) through (h) above;

(j)           Investments in the nature of an indebtedness owed by the Company to any Subsidiary or any Subsidiary to the Company or another Subsidiary in connection with cash management of the Company and its Subsidiaries in the ordinary course of business consistent with past practices;

(k)          Investments by the Company or any Subsidiary Guarantor (1) outstanding on the Execution Date (or refinancings thereof) in Subsidiaries (other than Subsidiary Guarantors) and (2) in the Company or any Subsidiary Guarantor;

(l)           Investments made after the Execution Date in Subsidiaries that are not Subsidiary Guarantors, provided that such Investments in the aggregate to such Subsidiaries that are not Subsidiary Guarantors shall not exceed the lesser of (1) $25,000,000 in aggregate amount outstanding at any time (net of any repayment of loans or return of equity) and (2) the lowest amount of such Investments then permitted under any Material Credit Facility;

(m)         Investments not otherwise permitted hereunder which shall not exceed (based on total consideration paid by the Company or a Subsidiary Guarantor): (1) the lesser of (i) $60,000,000 and (ii) the lowest amount then permitted under any Material Credit Facility, for any single Investment or series of related Investments in any Person not engaged in one or more of the Company’s and Subsidiaries’ present lines of business, or (2) the lesser of (i) $100,000,000 and (ii) the lowest amount then permitted under any Material Credit Facility, for any single Investment or series of related Investments in any Person that is engaged in one or more of the Company’s and Subsidiaries’ present lines of business or lines of business reasonably related to such present lines of business, provided that, not less than 10 Business Days prior to consummation of such Investment, the Company shall have provided pro forma financial statements to the holders of the Notes demonstrating that in the good faith judgment of the Company, the Company will continue to comply with the covenants of this Agreement after giving effect to such Investment, and provided further, that consent of the Required Holders to such Investments in excess of such limits shall not be unreasonably withheld;

(n)          Investments arising out of the receipt by the Company or any Subsidiary Guarantor of noncash consideration for the sale of assets permitted under Section 10.5;

(o)          Investments consisting of hedging arrangements not otherwise prohibited hereunder relating to interest rate, commodity price or foreign exchange rate exposure not entered into for any speculative purpose;

(p)          accounts receivable, notes receivable and security deposits and prepayments arising and trade credit granted in the ordinary course of business and any prepayments and other credits to suppliers made in the ordinary course of business;

(q)          Investments resulting from pledges and deposits permitted by Section 10.4;

(r)           Investments in the form of Guaranties permitted by Section 10.7;

(s)          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(t)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Company or a Subsidiary Guarantor as a result of a foreclosure by the Company or any Subsidiary Guarantor with respect to any Investments or other transfer of title with respect to any Investment in default;

(u)          Investments of a Subsidiary Guarantor acquired after the Execution Date or of a corporation merged into the Company or merged into or consolidated with a Subsidiary Guarantor in accordance with Section 10.2 after the Execution Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(v)          Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(w)         Investments by the Company or any Subsidiary Guarantor, if the Company or such Subsidiary Guarantor would otherwise be permitted to make a dividend or distribution in such amount (provided that the amount of any such Investment shall also be deemed to be a distribution under Section 10.9);

(x)          Investments in Otter Tail Assurance Limited, in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(y)          Investments in joint ventures in one or more of the Company’s and Subsidiaries’ present lines of business in an aggregate amount not to exceed $15,000,000 at any time outstanding; and

(z)          any other Investments not otherwise permitted hereunder not to exceed $15,000,000 at any time outstanding.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 on or after the Execution Date and prior to the Closing before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

(b)          the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)          the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.5, Section 9.8 or Section 10; or

(d)          the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Subsidiary Guaranty Agreement and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of the Company obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)          (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made or deemed to have been made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary Guaranty Agreement or any writing furnished in connection with the Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made or deemed to have been made; or

(f)           (1) the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Material Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment), or (ii) one or more Persons have the right to require the Company or any Material Subsidiary so to purchase or repay such Indebtedness, provided that this paragraph (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, and provided further, that an Event of Default under this paragraph (f) caused by the occurrence of a breach or default with respect to Indebtedness in the aggregate in excess of $25,000,000 shall be cured for purposes of this Agreement upon the Person asserting such breach or default waiving such breach or default or upon the Company or the applicable Material Subsidiary curing such breach or default if, at the time of such waiver or such cure the Required Holders have not exercised any rights or remedies with respect to an Event of Default under this paragraph (f); or

(g)          the Company or any Material Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h)          a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)           one or more final judgments or orders for the payment of money aggregating in excess of $25,000,000 (or its equivalent in the relevant currency of payment) to the extent not covered by third-party insurance as to which the insurer has not denied coverage in respect thereof, including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)           if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (8) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k)          the Subsidiary Guaranty Agreement shall cease to be in full force and effect with respect to any Subsidiary Guarantor, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty Agreement with respect to such Subsidiary Guarantor, or the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty Agreement.

Section 12.	Remedies on Default, Etc.

Section 12.1.       Acceleration.

(a)          If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.      Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.       Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.	Registration; Exchange; Substitution of Notes.

Section 13.1.       Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.       Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.       Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)          in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.

Section 14.1.       Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.       Payment by Wire Transfer.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.    FATCA Information.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15.	Expenses, Etc.

Section 15.1.       Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of the Purchaser’s special counsel, Schiff Hardin LLP) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (2) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company; provided that the Company shall have no obligation under the preceding clause (2) to any Purchaser or holder of a Note to the extent resulting from the gross negligence, bad faith or willful misconduct of such Purchaser or holder or arising solely from claims between one such Purchaser or holder and another such Purchaser or holder. To the extent permitted by applicable law, any Person seeking to paid or held harmless under the preceding clause (2) shall, upon obtaining knowledge of a basis therefor, use commercially reasonable efforts to give prompt written notice to the Company of the commencement of any action or proceeding giving rise thereto, provided that the failure to give such notice shall not relieve the Company of any of its obligations under the preceding clause (2).

Section 15.2.       Certain Taxes.  The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.       Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.	Amendment and Waiver.

Section 17.1.       Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)          no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b)          no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Section 17.2.       Solicitation of Holders of Notes.

(a)          Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Subsidiary Guaranty Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers and/or holders of Notes.

(b)          Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or any holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)          Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or the Subsidiary Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (1) the Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.       Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or the Subsidiary Guaranty Agreement applies equally to all Purchasers and all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4.      Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1)         if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(2)         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)         if to the Company, to the Company at its address set forth at the beginning of this Agreement to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.	Reproduction of Documents.

This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date or at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Purchaser or holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser (other than from a source actually known to such Purchaser to be subject to a confidentiality agreement with the Company or any Subsidiary relating to such Confidential Information) prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.	Miscellaneous.

Section 22.1.       Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.      Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definitions of “Indebtedness” and “Interest-bearing Debt”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3.      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.       Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.       Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.       Jurisdiction and Process; Waiver of Jury Trial.

(a)          The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)          The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)          The Company consents to process being served by or on behalf of any Purchaser or any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such Purchaser or holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)          Nothing in this Section 22.7 shall affect the right of any Purchaser or any holder of a Note to serve process in any manner permitted by law, or limit any right that any Purchaser or any holder of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)          The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*     *     *     *     *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Otter Tail Corporation

By	/s/ George A. Koeck
Its Senior Vice President, General Counsel & Corporate Secretary

Signature Page to Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

Metropolitan Life Insurance Company

MetLife Insurance Company USA
By: Metropolitan Life Insurance Company, Its Investment Manager

General American Life Insurance Company
By: Metropolitan Life Insurance Company, Its Investment Manager

By:	/s/ John Wills
Name: John Wills
Title: Managing Director

MetLife Insurance K.K
By: MetLife Investment Advisors, LLC, Its Investment Manager

Erie Family Life Insurance Company
By: MetLife Investment Advisors, LLC, Its Investment Manager

Lincoln Benefit Life Company
By: MetLife Investment Advisors, LLC, Its Investment Manager

By:	/s/ C. Scott Inglis
Name: C. Scott Inglis
Title: Managing Director

Union Fidelity Insurance Company
By: MetLife Investment Advisors, LLC, Its Investment Adviser

By:	/s/ C. Scott Inglis
Name: C. Scott Inglis
Title: Managing Director

Signature Page to Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

The Guardian Life Insurance Company of America

By:	/s/ Barry Scheinholtz
Name: Barry Scheinholtz
Title: senior director

Signature Page to Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

American Equity Investment Life Insurance Company

By:	/s/ Jeffrey A. Fossell
Name: Jeffrey A. Fossell
Title: Authorized Signatory

Signature Page to Note Purchase Agreement

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota or New York, New York are required or authorized to be closed.

“Capitalized Lease” means any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

“Change in Control” is defined in Section 8.7(g).

“Change in Control Notice” is defined in Section 8.7(a).

Schedule A (to Note Purchase Agreement)

“Change in Control Proposed Prepayment Date” is defined in Section 8.7(b).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Controlled Foreign Corporation” means a Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

“Consolidated Total Assets” means, at any date of determination, with respect to the Company and its Subsidiaries, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

A-2

“EBIT” means, for any period of determination, the consolidated net income of the Company and its Subsidiaries before provision for income taxes, plus, (a) to the extent subtracted in determining consolidated net income, Interest Expense, all as determined in accordance with GAAP, excluding (to the extent included): (1) non-operating gains (including, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than inventory), excluding gains resulting from sale of fixed assets, during the applicable period; (2) similar non-operating losses, excluding losses from sale of fixed assets, during such period; (3) payments of any premiums and any other costs, fees and expenses required to be paid by the terms thereof in connection with the repayment or redemption of Interest-bearing Debt existing as of the Execution Date and capital stock existing as of the Execution Date; (4) fees, cash charges and other cash expenses paid by the Company or any of its Subsidiaries in connection with any permitted acquisition, permitted disposition of assets, recapitalization, Investment, issuance of Indebtedness, issuance of equity interests, refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed) up to an aggregate amount not to exceed $5,000,000 in any period of four consecutive fiscal quarters; (5) non-cash charges attributable to any swap, collar or other hedging agreement; (6) non-cash compensation charges or expenses, including any such charges arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other management equity plans and including non-cash bonus payments; (7) the amount of any minority interest expense (less the amount of any cash dividends paid to the holders of such minority interests); (8) any impairment charge or asset write-off of the Company and its Subsidiaries, including any charge or write-off related to intangible assets, long-lived assets or investments, including, pursuant to Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 350 “Goodwill and Other Intangible Assets” or Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 360 “Property, Plant and Equipment” and the amortization of intangibles arising pursuant to the Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805 “Business Combinations”; (9) plant closure, severance and other restructuring charges up to an aggregate amount not to exceed $5,000,000 in any period of four consecutive fiscal quarters; and (10) other non-cash charges reducing consolidated net income of the Company and its Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charges in any future period but including impairment charges, write-offs and write-downs), minus (b) the sum, without duplication, of amounts for (1) non-cash gains attributable to any swap, collar or other hedging agreement and (2) other non-cash gains increasing consolidated net income of the Company and its Subsidiaries for such period (other than any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period); provided that if the Company or any Subsidiary acquires a Person (an “Acquired Person”) in an acquisition in such period, then all of the Acquired Person’s EBIT (calculated for such Person as set forth above) for the period of determination shall be added to EBIT, and if the Company or any Subsidiary sells all or substantially all of the stock or assets of any Subsidiary in any such period, then the EBIT of such Subsidiary (calculated for such Person as set forth above) shall be deducted from EBIT.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

A-3

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934.

“Execution Date” is defined in Section 3.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a)          the government of

(1)         the United States or any state or other political subdivision thereof, or

(2)         any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)          any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

A-4

“Guaranty” means to (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, or other obligations of, any other Person.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 8.8, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, without duplication, all obligations of the Company or any Subsidiary: (a) consisting of Interest-bearing Debt; (b) on account of deposits or advances, excluding deposits and advances received in the ordinary course of business; and (c) constituting a Guaranty by such Person in respect to indebtedness of others to the extent not included in clause (a). For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but shall exclude trade liabilities and intercompany liabilities incurred in the ordinary course of business.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest and Dividend Coverage Ratio” means the ratio, calculated for each period of four consecutive fiscal quarters of the Company, of: (a) EBIT for such period to (b) the sum for such period of (1) Interest Expense, plus (2) dividends and/or interest on Preferred Stock.

A-5

“Interest-bearing Debt” means, without duplication, all interest-bearing obligations of the Company or a Subsidiary on a consolidated basis: (a) in respect of borrowed money; (b) secured by a mortgage, pledge, security interest, lien or charge on the assets of the Company or a Subsidiary, whether the obligation secured is the obligation of the owner or another Person, provided that the amount of such obligation which has not been assumed by the Company or a Subsidiary shall be the lesser of (1) the amount of such obligation and (2) the fair market value of such assets; (c) for the deferred purchase price of any property or services evidenced by a note, payment contract or other instrument (other than an account payable arising in the ordinary course of business); (d) constituting the principal component of obligations as lessee under any Capitalized Lease; (e) that are Guaranties by the Company or a Subsidiary in respect to Interest-bearing Debt of other Persons; (f) that are net liabilities under interest rate swaps, collars and other interest rate hedging agreements; (g) consisting at any time of the aggregate undrawn and unexpired amount of standby letters of credit plus the aggregate amount of drawings thereunder that have not been reimbursed; (h) constituting the principal component of obligations that are amounts calculated in respect of synthetic leases as if such leases were Capitalized Leases; (i) that are indebtedness attributable to Permitted Sales and Leasebacks; and (j) that are indebtedness attributable to Permitted Securitization Transactions (only to the extent such transactions include recourse to the Company or a Subsidiary). For all purposes of this Agreement, Interest-bearing Debt of any Person shall exclude trade liabilities and intercompany liabilities incurred in the ordinary course of business.

“Interest Expense” means, for any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Company and its Subsidiaries, including in all cases interest expense determined in accordance with GAAP and, to the extent not otherwise included in GAAP interest expense: (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements; (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financings; (c) net costs under any interest rate swap, collar or other interest rate hedging agreements, in each case determined in accordance with GAAP; (d) amounts calculated in respect of synthetic leases as if such leases were Capitalized Leases, and (e) discount or other yield attributable to Permitted Securitization Transactions.

“Investment” means the acquisition, purchase, or making of any loan, advance, contribution to capital or extension of credit, and any purchase of stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

“Lien” means any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

A-6

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their obligations under this Agreement, the Notes and the Subsidiary Guaranty Agreement, or (c) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty Agreement.

“Material Credit Facility” means, as to the Company and its Material Subsidiaries (other than OTPC or any of its Subsidiaries),

(a)          the Third Amended and Restated Credit Agreement dated as of October 29, 2012 by and between the Company, as borrower, the financial institutions from time to time parties thereto, as lenders, U.S. Bank National Association, as Administrative Agent, and Bank of America, N.A. and JPMorgan Chase Bank N.A., as Co-Syndication Agents, and KeyBank National Association, as Documentation Agent, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of October 29, 2013, that certain Second Amendment to the Third Amended and Restated Credit Agreement dated as of November 3, 2014 and that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of October 29, 2015, including any renewals, extensions, further amendments, supplements, restatements, replacements or refinancing thereof;

(b)          the Term Loan Agreement dated as of February 5, 2016 among the Company, as borrower, the financial institutions from time to time parties thereto, as lenders, and JPMorgan Chase Bank, N.A., as Agent; and

(c)          any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Material Subsidiary (other than OTPC or any of its Subsidiaries), or in respect of which the Company or any Material Subsidiary (other than OTPC or any or of its Subsidiaries) is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Subsidiary” means (a) OTPC and the other Subsidiaries identified as such on Schedule 5.4, and (b) any Subsidiary acquired or formed after the Execution Date if at the time of such acquisition or formation or at any time thereafter either (1) the consolidated assets of such Subsidiary and its Subsidiaries shall exceed 10% of the Consolidated Total Assets (excluding the assets of OTPC and its Subsidiaries), or (2) the consolidated gross revenues of such Subsidiary and its Subsidiaries shall exceed 10% of the consolidated gross revenues of the Company and its Subsidiaries (excluding the gross revenues of OTPC and its Subsidiaries). Such assets and gross revenues shall be determined on a pro forma basis at the time of such acquisition or formation, and shall be determined thereafter at the request of the request of the Required Holders, but not less than one time per fiscal year of the Company thereafter.

A-7

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“OTPC” means Otter Tail Power Company, a Minnesota corporation.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Sales and Leasebacks” means sales and leasebacks of assets of the Company or a Subsidiary involving a sale price of assets of the Company and its Subsidiaries, not to exceed $20,000,000 in the aggregate for all transactions after the Execution Date, that give rise to Interest-bearing Debt, calculated as if the relevant leases were Capitalized Leases (whether or not actually constituting Capitalized Leases).

“Permitted Securitization Transactions” means sales of accounts receivable and other securitization transactions in nominal principal amounts not to exceed $50,000,000; provided that such transactions may include only recourse to the Company or a Subsidiary (a) under customary representations and warranties not constituting credit support for the assets sold, and (b) constituting credit support in an amount not exceeding 10% of the nominal principal amount of the transaction. The nominal principal amount of any Permitted Securitization Transaction, and the discount or other yield attributable thereto for purposes of determination of Interest Expense, shall each be determined on a reasonable basis by the Company as if each such transaction were a financing transaction and not a sale.

A-8

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means stock of the Company other than common stock.

“Priority Debt” shall mean (without duplication) the sum of (a) unsecured Indebtedness of Subsidiaries (other than OTPC or any or of its Subsidiaries) other than (1) Indebtedness owed to the Company or a Wholly-Owned Subsidiary, (2) Indebtedness outstanding at the time such Person became a Subsidiary, provided that such Indebtedness shall not have been incurred in contemplation of such Person becoming a Subsidiary and (3) unsecured Indebtedness of a Subsidiary Guarantor and (b) Indebtedness of the Company or any of its Subsidiaries (other than OTPC or any or of its Subsidiaries) secured by a Lien, in each case, other than Liens permitted by paragraphs (a) through (u) of Section 10.4.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” for any Note shall mean an amount equal to the product of (a) that portion of the net proceeds from a sale of assets being applied to the payment or prepayment of Interest-bearing Debt pursuant to Section 10.5(b) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all senior Interest-bearing Debt of the Company or a Subsidiary Guarantor receiving any repayment or prepayment (or offer thereof) pursuant to Section 10.5(b).

A-9

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payments” means any expenditure by the Company or any Subsidiary Guarantor for purchase, redemption or other acquisition for value of any shares of the Company’s or any Subsidiary Guarantor’s stock, payment of any dividend thereon (other than stock dividends and dividends payable solely by a Subsidiary Guarantor to another Subsidiary Guarantor or by a Subsidiary Guarantor to the Company), any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Company’s or any Subsidiary Guarantor’s stock (other than payment to, or on account of or for the benefit of, the Company or any Subsidiary Guarantor only).

“Sale of Assets Prepayment Date” is defined in Section 8.8(a).

“Sale of Assets Prepayment Event” is defined in Section 8.8(a).

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

A-10

“Static GAAP” is defined in Section 22.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty Agreement on the date of the Closing or pursuant to a Subsidiary Guaranty Supplement as required by Section 9.9(a).

“Subsidiary Guaranty Agreement” is defined in Section 2.2.

“Subsidiary Guaranty Supplement” is defined in Section 9.9(a)(1).

“Subsequent Changes” is defined in Section 22.2.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC.

“Tax Returns” is defined in Section 5.9.

“Total Capitalization” means as of any date of determination, the sum of (a) the amounts set forth on the consolidated balance sheet of the Company as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of the Company (excluding treasury stock); plus (b) the principal amount of Interest-bearing Debt of the Company and its Subsidiaries.

“United States” or “U.S.” means the United States of America.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

A-11

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Varistar Corporation” means Varistar Corporation, a Minnesota corporation.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

A-12

Form of Note

Otter Tail Corporation

3.55% Guaranteed Senior Notes due December 15, 2026

No. R-_____	_________ __, 20__
$_______	PPN 689648 D@9

For Value Received, the undersigned, Otter Tail Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on December 15, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.55% per annum from the date hereof, payable semiannually, on the fifteenth day of June and December in each year, commencing with the June 15 or December 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.55% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 23, 2016 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule 1
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Otter Tail Corporation

By
Its

S-1-2

Form of Opinion of Special Counsel
for the Company and the Subsidiary Guarantors

(See Attached)

Schedule 4.4(a)(1)
(to Note Purchase Agreement)

December 13, 2016

To the Purchasers named on
Schedule A attached hereto

Ladies and Gentlemen:

We have acted as special counsel to (i) Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with the transactions contemplated by that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of September 23, 2016 between the Company and the Purchasers party thereto (collectively, the “Purchasers”), relating to the issuance and sale by the Company on the date hereof of $80,000,000 aggregate principal amount of its 3.55% Guaranteed Senior Notes due December 15, 2026 (the “Notes”) and (ii) BTD Manufacturing, Inc., a Minnesota corporation (“BTD”), Northern Pipe Products, Inc., a North Dakota corporation (“Northern”), Varistar Corporation, a Minnesota corporation (“Varistar”), and Vinyltech Corporation, an Arizona corporation (“Vinyltech;” and with BTD, Northern and Varistar, the “Subsidiary Guarantors”) in connection with that certain Subsidiary Guaranty Agreement of even date with this opinion ( the “Guaranty”).

This opinion is being delivered pursuant to Section 4.4(a)(1) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

In connection with this opinion, we have examined the following documents:

(a)          An executed copy of the Note Purchase Agreement;

(b)          Executed copies of the Notes;

(c)          An executed copy of the Guaranty (along with the Note Purchase Agreement and the Notes, the “Transaction Documents”); and

(d)          The representations letter dated September 23, 2016 from Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc.

We also have examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Company, the Subsidiary Guarantors, their attorneys and officers, and of public officials, and the representations made in the Transaction Documents. We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal.

S - 4.4(a)(1) - 1

December 13, 2016

Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such words, as used herein, mean that prior to or during the course of this firm’s representation of the Company and the Subsidiary Guarantors in connection with the specific transactions contemplated by the Transaction Documents, no contrary information came to the attention L. Joseph Genereux, Steven Khadavi, Genna Garver, Jesse Sixkiller or Lucas J. Olson, the attorneys in our firm who have principally represented the Company and the Subsidiary Guarantors in connection with the transactions contemplated by the Transaction Documents. In rendering such opinions, we have not conducted any independent investigation of the Company or the Subsidiary Guarantors, consulted with other attorneys in our firm with respect to the matters covered thereby, or reviewed any of our prior files involving the Company or the Subsidiary Guarantors. Finally, no inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company or the Subsidiary Guarantors.

In rendering the opinions expressed below, we have assumed, without verification, that:

(A)	Each of the parties to the Transaction Documents, including the Company and the Subsidiary Guarantors, is incorporated, validly existing and in good standing in its respective state of incorporation.

(B)	Each of the parties to the Transaction Documents, including the Company and the Subsidiary Guarantors, has the full corporate power and authority to enter into and perform its respective obligations described in the Transaction Documents.

(C)	The Transaction Documents have been executed and delivered by the parties thereto, including the Company and the Subsidiary Guarantors, and all necessary steps have been taken to authorize the execution, delivery and performance by such parties of the Transaction Documents.

(D)	The representations and warranties of the Company and the Subsidiary Guarantors contained in the Transaction Documents with respect to factual matters are true and correct as of the date of this opinion and all other statements of fact contained in the Transaction Documents are true, but no statements as to law or conclusions of law in the Transaction Documents which are expressly addressed by this opinion are assumed to be true.

(E)	All signatures on the Transaction Documents are genuine, all documents submitted to us as originals, if any, are authentic and all copies submitted to us conform to original documents which are themselves authentic original documents.

(F)	The Transaction Documents constitute the valid, binding and enforceable obligations of each of the parties thereto, other than the Company and the Subsidiary Guarantors, and each of the parties thereto, including the Company and the Subsidiary Guarantors, has the legal capacity to enter into and be bound by the Transaction Documents.

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December 13, 2016

(G)	All natural persons executing and delivering the Transaction Documents have the legal capacity for all purposes relevant hereto to do so, and such natural persons have the requisite power and authority to so execute and deliver the Transaction Documents.

(H)	The execution and delivery of the Transaction Documents, the performance and consummation of the transactions described therein or contemplated thereby, and compliance with the terms and observance of the conditions thereof will not conflict with, result in a breach or violation of, constitute a default under, or violate any of the terms, provisions or conditions of (i) the articles or certificate of incorporation, bylaws or other similar constitutive document of any party thereto, including the Company and the Subsidiary Guarantors, or (ii) any indenture, mortgage, deed of trust, lease, document, agreement or other instrument to which any party thereto, including the Company and the Subsidiary Guarantors, or by which any of them or their properties are bound, including, without limitation, the documents, agreements and other instruments relating to any financing transaction to which any party thereto is a party, including the including the Company and the Subsidiary Guarantors.

(I)	All conditions precedent to the effectiveness of the Transaction Documents have been satisfied or waived.

(J)	The Company and the Subsidiary Guarantors engage in business activities as described in the Memorandum.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.          The Note Purchase Agreement and the Notes constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms. The Subsidiary Guaranty constitutes the legal, valid and binding agreement of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

2.          No approval, consent or withholding of objection on the part of, or prior filing, registration or qualification with, any Minnesota, New York or federal governmental authority is required to be obtained or made by the Company or any Subsidiary Guarantor in connection with the execution, delivery and performance of the Transaction Documents, except such as have been obtained or made.

3.          The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Transaction Documents do not result in the contravention of any law, rule or regulation, or any order known by us to exist, of any Minnesota, New York or federal governmental authority, as to which the Company, any Subsidiary Guarantor or its respective properties or assets are subject.

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December 13, 2016

4.          Neither the Company nor any Subsidiary Guarantor is required to register as an “investment company” under the Investment Company Act of 1940, as amended.

5.          Assuming the representations of the Purchasers in Sections 6.1 and 6.2 of the Note Purchase Agreement are correct, the issuance, sale and delivery of the Notes, under the circumstances contemplated by the Note Purchase Agreement, do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

6.          The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and as contemplated by the Note Purchase Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)          Our opinions are limited to the laws of the State of Minnesota and the State of New York and the federal laws of the United States of America. We assume no responsibility as to the applicability to this transaction, or the effect thereon, of the laws of any other jurisdiction.

(b)          Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation or other similar laws and judicial decisions, in each case affecting or relating to the rights of creditors generally.

(c)          Our opinions are subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). In addition, the availability of specific performance, injunctive relief, the appointment of a receiver, marshalling of assets, stay or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought, unless such discretion is limited by an applicable statute.

(d)          Our opinions are further subject to other laws and judicial decisions affecting the rights of creditors and secured creditors generally, including, without limitation, (i) that the enforceability of the remedies, covenants or other provisions of the Transaction Documents and the availability of equitable remedies may be limited where the enforcement of specific rights under the Transaction Documents may require a judgment or decree of a court of competent jurisdiction after prior notice to the Company or a Subsidiary Guarantor and (ii) an opportunity for the Company or such Subsidiary Guarantor to be heard by an appropriate tribunal.

S - 4.4(a)(1) - 4

December 13, 2016

(e)          To the extent that any opinion relates to the enforceability of the choice of law provisions in the Transaction Documents, our opinion is rendered in reliance upon Section 5-1401 of the General Obligations Law of New York and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction other than the courts of the State of New York in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

(f)          We express no opinion as to the enforceability of provisions of the Transaction Documents to the extent they contain:

(i)	forum selection provisions, or any provision which purports to confer jurisdiction upon any court or other tribunal;

(ii)	waivers by the Company or any Subsidiary Guarantor of any statutory or constitutional rights, defenses or remedies, or the right to recover certain types of damages, or the right to impose counterclaims, or of statutes of limitation or the tolling thereof;

(iii)	cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party;

(iv)	provisions requiring the Company or a Subsidiary Guarantor to pay an early termination fee or other form of liquidated damages, if the payment of such fee or damages is determined by a court to be unreasonable in relation to actual damages or disproportionate to actual damages suffered by the Purchasers as a result of such prepayment, default or termination;

(v)	provisions requiring the Company or a Subsidiary Guarantor to pay a prepayment premium upon payment in full of the indebtedness after an acceleration thereof for default or in connection with the payment of any amount due in redemption after default;

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December 13, 2016

(vi)	provisions which purport to render prohibited transfers null and void;

(vii)	provisions to the effect that the terms of any document may not be waived or modified orally or by course of conduct;

(viii)	provisions which purport to establish evidentiary standards;

(ix)	provisions which purport to grant powers of attorney to any Purchaser;

(x)	provisions which excuse any person or entity from liability for, or require any person or entity to indemnify any person or entity against, the indemnified person’s or entity’s gross negligence or willful misconduct, or any other indemnification agreement which may be contrary to public policy; or

(xi)	provisions which purport to guaranty swap obligations of any other Person to the extent that the relevant guarantor is not an “eligible contract participant” under the Commodities Exchange Act or any rules promulgated thereunder or any successor statute or rules.

(g)          We express no opinion concerning the Company’s or any Subsidiary Guarantor’s rights in or title to, or the creation, perfection or priority of any security interest, pledge, lien, or other similar interest in, any personal property, or the creation, perfection or priority of any lien, mortgage or other similar interest in any real property.

(h)          Our opinions in Paragraphs 2 and 3 are limited to (x) to our actual knowledge of the specific business activities and properties of the Company or any Subsidiary Guarantor based solely upon the Memorandum in respect of such matters and without any independent investigation or verification on our part, and (y) laws and regulations (including laws and regulations applicable to a public utility holding company) normally applicable to transactions of the type contemplated in the Transaction Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Company’s or any Subsidiary Guarantor’s business or any federal securities or commodities laws (other than as provided in our opinions in Paragraphs 4 and 5 above), or the securities or “Blue Sky” laws of any state or foreign jurisdiction. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local law.

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(i)          In rendering our opinion in Paragraph 2, we are only opining as to consents, approvals, authorizations, registrations and filings necessary for the Company or any Subsidiary Guarantor to execute, deliver and perform its obligations under the Transaction Documents, and we express no opinion with respect to any consent, approval, authorization from, or any registration, declaration or filing with, any governmental authority or agency required generally in connection with the day-to-day business or operations of the Company or any Subsidiary Guarantor.

(j)          Except as set forth in Paragraph 3, we express no opinion as to compliance or the effect of noncompliance by the Company or any Subsidiary Guarantor with any laws or regulations applicable to the Company or any Subsidiary Guarantor in connection with the transactions described in the Transaction Documents.

(k)          We express no opinion as to compliance or the effect of noncompliance by the Purchasers with any state or federal laws or regulations applicable to the Purchasers in connection with the transactions described in the Transaction Documents.

(l)          Our opinions in Paragraph 1 as to the Guaranty are subject to the defenses available to a guarantor under applicable law, but the waivers of such defenses set forth in the Guaranty are enforceable, subject to the other exceptions set forth herein.

(m)          We express no opinion with respect to any document which is referenced in or incorporated by reference in the Transaction Documents, but is not itself expressly covered by this opinion letter.

The opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States and we express no opinion as to the laws of any other jurisdiction.

The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their permitted transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except to the extent required by applicable law or regulation or in response to a subpoena or court order, or in accordance with any auditing or oversight function or to any governmental or regulatory authority, including, without limitation, the National Association of Insurance Commissioners, to which any addressee or permitted transferee is subject. No use of or reliance on the foregoing opinions by any party, including, without limitation, the Purchasers, shall establish or imply an attorney-client relationship between such party and this firm with respect to the Transaction Documents or the transactions contemplated thereby, and each such party by using or relying on our opinions disclaims any such attorney-client relationship with respect to the Transaction Documents and the transactions contemplated thereby for any purpose without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

LJG/SK

Attachment: Schedule A—List of Addressees

S - 4.4(a)(1) - 7

Schedule A

List of Addressees

Union Fidelity Life Insurance Company

Erie Family Life Insurance Company

Lincoln Benefit Life Company

Metropolitan Life Insurance Company

MetLife Insurance Company USA

General American Life Insurance Company

MetLife Insurance K.K.

The Guardian Life Insurance Company of America

American Equity Investment Life Insurance Company

S - 4.4(a)(1) - 8

Form of Opinion of the General Counsel
for the Company and the Subsidiary Guarantors

(See Attached)

Schedule 4.4(A)(2) (to Note Purchase Agreement)

December 13, 2016

To the Purchasers named on
Schedule A attached hereto:

Ladies and Gentlemen:

I have acted as General Counsel to (i) Otter Tail Corporation, a Minnesota corporation (the “Company”), in connection with the transactions contemplated by that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of September 23, 2016 between the Company and the Purchasers party thereto (collectively, the “Purchasers”), relating to the issuance and sale by the Company on the date hereof of $80,000,000 aggregate principal amount of its 3.55% Guaranteed Senior Notes due December 15, 2026 (the “Notes”) and (ii) BTD Manufacturing, Inc., a Minnesota corporation (“BTD”), Northern Pipe Products, Inc., a North Dakota corporation (“Northern”), Varistar Corporation, a Minnesota corporation (“Varistar”), and Vinyltech Corporation, an Arizona corporation (“Vinyltech;” and with BTD, Northern and Varistar, the “Subsidiary Guarantors”) in connection with that certain Subsidiary Guaranty Agreement of even date with this opinion (the “Guaranty”).

This opinion is being delivered pursuant to Section 4.4(a)(2) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

In connection with this opinion, I have examined the following documents:

(a)          The Restated Articles of Incorporation of the Company;

(b)          The Restated Bylaws of the Company;

(c)          Resolutions of the Board of Directors of the Company adopted September 22, 2016;

(d)          The Articles of Incorporation of BTD;

(e)          The Bylaws of the BTD;

(f)          Resolutions of the Board of Directors of BTD adopted December [ ], 2016;

(g)          The Articles of Incorporation of Northern;

(h)          The Bylaws of the Northern;

(i)          Resolutions of the Board of Directors of Northern adopted December [ ], 2016;

S-4.4(a)(2)-1

December 13, 2016

(j)          The Articles of Incorporation of Varistar, as amended;

(k)          The Bylaws of the Varistar;

(l)          Resolutions of the Board of Directors of Varistar adopted December [ ], 2016;

(m)          The Articles of Incorporation of Vinyltech, as amended;

(n)          The Bylaws of the Vinyltech;

(o)          Resolutions of the Board of Directors of Vinyltech adopted December [ ], 2016;

(p)          A good standing certificate for the Company and for each Subsidiary Guarantor issued by the Secretary of State of the state of incorporation of such Person;

(q)          An executed copy of the Note Purchase Agreement;

(r)          Executed copies of the Notes;

(s)          An executed copy of the Guaranty (along with the Note Purchase Agreement and the Notes, the “Transaction Documents”); and

(t)          The other documents delivered in connection with the Closing on or about the date hereof.

I also have examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than the signatures of officers of the Company and the Subsidiary Guarantors) and the conformity to authentic originals of all documents submitted to me as copies. I also have assumed the legal capacity for all purposes relevant hereto of all natural persons (other than officers of the Company and the Subsidiary Guarantors) and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Subsidiary Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon representations and certificates of officers and other employees of the Company and the Subsidiary Guarantors (known by me to have authority to make such representations and certifications on behalf of the Company and the Subsidiary Guarantors) and certificates of public officials.

S-4.4(a)(2)-2

December 13, 2016

Based on the foregoing, I am of the opinion that:

•          (i)          Each of the Company and each Subsidiary Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each is duly qualified and in good standing as a foreign corporation in all other jurisdictions in which its respective present operations or properties require such qualification, except where failure so to qualify or to be in good standing would not constitute a Material Adverse Effect.

•          (ii)         The Company and each Subsidiary Guarantor each has full corporate power and authority to (a) own and operate its properties and assets and carry on its business as presently conducted (as described with respect to the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015) and (b) enter into and perform its obligations under the Transaction Documents to which it is a party.

•          (iii)        The execution and delivery by each of the Company and each Subsidiary Guarantor of the Transaction Documents to which it is a party, the issuance of the Notes by the Company under the Note Purchase Agreement, and the performance by each of the Company and each Subsidiary Guarantor of its respective obligations under the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action, and the Transaction Documents have been duly executed and delivered on behalf of the Company and each Subsidiary Guarantor, as applicable.

•          (iv)        There is no provision in (a) the Company’s or any Subsidiary Guarantor’s Articles or Certificate of Incorporation or Bylaws, (b) any indenture, mortgage, contract or agreement to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor or its respective properties are bound, (c) any law, statute, rule or regulation or (d) any writ, order or decision of any court or governmental instrumentality binding on the Company or any Subsidiary Guarantor which would be contravened by the execution, delivery or performance by the Company or any Subsidiary Guarantor of the Transaction Documents to which it is a party.

•          (v)         There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against the Company or any Subsidiary Guarantor before any court or arbitrator or by or before any administrative agency or government authority, which, if adversely determined, could reasonably be expected to constitute a Material Adverse Effect or which would impair (a) the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Purchase Agreement or the Notes or (b) the ability of any Subsidiary Guarantor to execute and deliver the Guaranty or to comply with the provisions of the Guaranty.

The opinions expressed above are limited to the laws of the States of Minnesota and North Dakota and the federal laws of the United States and, with respect to my opinion in paragraphs (i), (ii) and (iv) only, the Arizona Business Corporation Act. I express no opinion as to the laws of any other jurisdiction.

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December 13, 2016

The foregoing opinions are being furnished to you solely for your benefit (and for the benefit of your transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or in response to a subpoena or court order, or to any governmental or regulatory authority, including, without limitation, the National Association of Insurance Commissioners, to which any addressee or permitted transferee is subject. No use of or reliance on the foregoing opinions by any party, including, without limitation, the Purchasers, shall establish or imply an attorney-client relationship between such party and me with respect to the Transaction Documents or the transactions contemplated by the Transaction Documents, and each such party by using or relying on the foregoing opinions disclaims any such attorney-client relationship with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents for any purpose without my prior written approval.

I disclaim any obligation to update this opinion letter for events occurring or coming to my attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

George Koeck
Senior Vice President, General Counsel & Corporate Secretary, Otter Tail Corporation

S-4.4(a)(2)-4

SCHEDULE A

List of Addressees

Union Fidelity Life Insurance Company

Erie Family Life Insurance Company

Lincoln Benefit Life Company

Metropolitan Life Insurance Company

MetLife Insurance Company USA

General American Life Insurance Company

MetLife Insurance K.K.

The Guardian Life Insurance Company of America

American Equity Investment Life Insurance Company

S-4.4(a)(2)-5

Form of Opinion of Special Counsel
For The Purchasers

The opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.          The Company is a corporation validly existing and in good standing under the laws of the State of Minnesota.

2.          The Agreement and the Notes being delivered on the date of the Closing constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with their respective terms.

3.          The issuance, sale and delivery of the Notes being delivered on the date of the Closing under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Schiff Hardin LLP shall also state that the opinion of Dorsey & Whitney LLP is satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Minnesota. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the execution and delivery of the Agreement.

Schedule 4.4(b)
(to Note Purchase Agreement)

Disclosure Materials

No Disclosure Materials other than the Memorandum and the financial statements described on Schedule 5.5.

Schedule 5.3
(to Note Purchase Agreement)

Subsidiaries of the Company and
Ownership of Subsidiary Stock;
Directors and Senior Officers

(a)   (i)          Subsidiaries of Otter Tail Corporation

Company	State of Organization	Number and Class of Shares Issued and Owned by Otter Tail Corporation or its Subsidiaries	Footnote Ref.

AEV, Inc.	Minnesota	100 Shares Common	(1)

ASI, Inc.	Minnesota	100 Shares Common	(3)

*#BTD Manufacturing, Inc.	Minnesota	200 Shares Common	(1)

IMD, Inc.	North Dakota	980 Shares Common	(1)

Miller Welding & Iron Works, Inc.	Minnesota	1,000 Shares Common	(5)

*#Northern Pipe Products, Inc.	North Dakota	10,000 Shares Common	(1)

Otter Tail Assurance Limited	Cayman Islands	50,000 Shares Common	(4)

Otter Tail Energy Services Company, Inc.	Minnesota	1,000 Shares Common	(4)

#Otter Tail Power Company	Minnesota	100 Shares Common	(4)

Sheridan Ridge II, LLC	Minnesota	1,000 Membership Units	(2)

Shrco, Inc.	Minnesota	100 Shares Common	(1)

T.O. Plastics, Inc.	Minnesota	100 Shares Common	(1)

*#Varistar Corporation	Minnesota	100 Shares Common	(4)

*#Vinyltech Corporation	Arizona	100 Shares Common	(1)

(1) Subsidiary of Varistar Corporation (2) Subsidiary of Otter Tail Energy Services Company, Inc. (3) Subsidiary of Shrco, Inc.	(4) Subsidiary of Otter Tail Corporation (5) Subsidiary of BTD Manufacturing, Inc.

Subsidiary Guarantors are indicated by “*”

Material Subsidiaries are indicated by “#”

Schedule 5.4
(to Note Purchase Agreement)

December 13, 2016

(b)	Directors of Otter Tail Corporation

Karen Bohn, John D. Erickson, Steven Fritze, Kathryn O. Johnson, Charles MacFarlane, Timothy O’Keefe, Nathan I. Partain, Joyce Schuette Nelson, James Stake

(c)	Executive Officers of Otter Tail Corporation

Charles MacFarlane – President & Chief Executive Officer

Kevin Moug – Chief Financial Officer and Senior Vice President

George Koeck – Senior Vice President, General Counsel & Corporate Secretary

John Abbott – Senior Vice President, Manufacturing Platform

Timothy Rogelstad – Senior Vice President, Electric Platform

Paul Knutson – Vice President of Human Resources

Chris Oehler – Vice President of Corporate Communications

Brian W. Carlson – Vice President of Financial Planning & Treasurer

Jennifer Smestad – Assistant Secretary

Loren Hanson – Assistant Treasurer & Assistant Secretary

Schedule 5.4
(to Note Purchase Agreement)

Financial Statements

- Audited annual balance sheets and changes in shareholders’ equity and statements of income and cash flows for the Company for fiscal years ending December 31, 2013, 2014 and 2015.

- Unaudited quarterly balance sheet and statements of income and cash flows for the Company as of March 31, 2016 and June 30, 2016.

Schedule 5.5
(to Note Purchase Agreement)

Existing Indebtedness of the Company and its Subsidiaries

The following tables provide a breakdown of the assignment of the Company’s consolidated short-term and long-term debt outstanding as of June 30, 2016:

June 30, 2016 (in thousands)	OTP	Otter Tail Corporation	Otter Tail Corporation Consolidated
Short-Term Debt[1]	$29,985	$19,289	$49,274
Long-Term Debt:
9.000% Unsecured Notes, due December 15, 2016[2]		$52,330	$52,330
Unsecured Term Loan, LIBOR plus 0.90%, due February 5, 2018		50,000	50,000
Senior Unsecured Notes 5.95%, Series A, due August 20, 2017	$33,000		33,000
Senior Unsecured Notes 4.63%, due December 1, 2021	140,000		140,000
Senior Unsecured Notes 6.15%, Series B, due August 20, 2022	30,000		30,000
Senior Unsecured Notes 6.37%, Series C, due August 20, 2027	42,000		42,000
Senior Unsecured Notes 4.68%, Series A, due February 27, 2029	60,000		60,000
Senior Unsecured Notes 6.47%, Series D, due August 20, 2037	50,000		50,000
Senior Unsecured Notes 5.47%, Series B, due February 27, 2044	90,000		90,000
Unsecured North Dakota Development Note, 3.95%, due April 1, 2018		145	145
Unsecured Partnership in Assisting Community Expansion (PACE) Note, 2.54%, due March 18, 2021		908	908
Total	$445,000	$103,383	$548,383
Less: Current Maturities net of Unamortized Debt Issuance Costs		52,497	52,497
Unamortized Long-Term Debt Issuance Costs	1,980	102	2,082
Total Long-Term Debt net of Unamortized Debt Issuance Costs	$443,020	$50,784	$493,804
Total Short-Term and Long-Term Debt (with current maturities)	$473,005	$122,570	$595,575

[1]	The Short-Term Debt is evidenced by (i) the credit facility described in clause (a) of the definition of Material Credit Facility, which is guaranteed by the Subsidiary Guarantors and (ii) that certain Second Amended and Restated Credit Agreement dated as of October 29, 2012 by and between the OTPC, as borrower, the financial institutions from time to time parties thereto, as lenders, U.S. Bank National Association, as Administrative Agent, and Bank of America, N.A. and JPMorgan Chase Bank N.A., as Co-Syndication Agents, and KeyBank National Association, as Documentation Agent, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 29, 2013, that certain Second Amendment to the Second Amended and Restated Credit Agreement dated as of November 3, 2014 and that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of October 29, 2015, including any renewals, extensions, further amendments, supplements, restatements, replacements or refinancing thereof.

[2]	Guaranteed by the Subsidiary Guarantors.

Schedule 5.15
(to Note Purchase Agreement)

Partnerships and Joint Ventures
as of June 30, 2016

Partnership Name	Type of Partnership Interest	Ownership Percentage	Book value of Investment June 30, 2016
Boston Financial Institutional Tax Credit VIII Fund	Limited	3.4	$0

Walnut Properties Limited – Summit Group	Limited	15.7	$0

WNC Institutional Tax Credit Fund II	Limited	13.3332	$0

Grace Village Limited Partnership	Limited	89.0	$0

The Homestead Limited Partnership	Limited	89.0	$0

Lincoln Square of Alexandria Limited Partnership	Limited	89.0	$0

Total			$0

No Subsidiary Guarantor has any partnership or joint venture interest.

Schedule 5.19
(to Note Purchase Agreement)

Affiliate Transactions

None

Schedule 10.1
(to Note Purchase Agreement)

Investments

None

Schedule 10.10
(to Note Purchase Agreement)

Form of Subsidiary Guaranty Agreement

(See Attached)

Exhibit SGA
(to Note Purchase Agreement)

Execution Copy

Subsidiary Guaranty Agreement

Dated as of December 13, 2016

of

BTD Manufacturing, Inc.

Northern Pipe Products, Inc.

Varistar Corporation

Vinyltech Corporation

and

Certain Other Subsidiaries of Otter Tail Corporation

From Time to Time Parties Hereto

Exhibit SGA - 1

Exhibit SGA - 2

Subsidiary Guaranty Agreement

This Subsidiary Guaranty Agreement, dated as of December 13, 2016 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 13.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and each other holder from time to time of any of the Notes (as defined in the Note Agreement referred to below) (collectively with the Purchasers, the “Holders” and individually each a “Holder”).

Preliminary Statements:

I.           Otter Tail Corporation, a Minnesota corporation (the “Company”), entered into a Note Purchase Agreement dated as of September 23, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with each of the Purchasers, under which the Company will issue to the Purchasers, simultaneously with the delivery of this Guaranty Agreement, its 3.55% guaranteed senior notes in the aggregate principal amount of $80,000,000 (including any Notes issued in substitution thereof or exchange therefor pursuant to Section 13 of the Note Agreement, the “Notes”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.          Each of the Guarantors is a Subsidiary of the Company.

III.         It is a condition to the agreement of the Purchasers to enter into the Note Agreement and of any Purchaser to purchase the Notes to be purchased by it under the Note Agreement that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV.          Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The board of directors or other similar governing body of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

Now therefore, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the Holders as follows:

Exhibit SGA - 3

Section 1.          Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to (a) each Holder, the due and punctual payment in full of the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) to each Holder, any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the Holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued pursuant to the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each Holder harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such Holder may incur or be subject to as a consequence, direct or indirect, of (1) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (2) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (3) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any Holder and shall be deemed to have been automatically consented to by each Guarantor and each Holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Exhibit SGA - 4

Section 2.       Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any Holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instruments as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any Holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), other than the payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder, and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged until the payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.       Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any Holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any Holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any Holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Exhibit SGA - 5

Section 4.       Obligations Unimpaired.

Each Guarantor authorizes the Holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the Required Holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The Holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the Holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any Holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.          Subrogation.

(a)          Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been paid in full in cash.

Exhibit SGA - 6

(b)          Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations; provided that, as long as no Default or Event of Default has occurred and is continuing, the Company may pay and such Guarantor may receive and retain payments of interest, principal and other amounts owing with respect to such Indebtedness and other obligations of the Company. If the Required Holders so request after a Default or an Event of Default has occurred and is continuing, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the Holders and the proceeds thereof shall be paid over to the Holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)          If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders and shall be paid over to the Holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)          Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any Holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and (b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the Holders hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Exhibit SGA - 7

Section 6.       Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.       Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other senior unsecured Indebtedness of such Guarantor now or hereafter existing.

Section 8.       Representations and Warranties of Each Guarantor.

Each Guarantor represents and warrants to each Holder, as of the date of this Guaranty Agreement, as follows:

Section 8.1.        Organization; Power and Authority. Such Guarantor is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 8.2.        Authorization, Etc. This Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Exhibit SGA - 8

Section 8.3.        Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

Section 8.4.        Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement.

Section 8.5.        Information Regarding the Company. Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No Holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the Holders. Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the Holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any Lien on such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 9.       Term of Guaranty Agreement.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be paid in full in cash, and shall be subject to reinstatement pursuant to Section 6.

Section 10.     Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Holder or any subsequent Holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each Holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Exhibit SGA - 9

Section 11.     Amendment and Waiver.

Section 11.1.       Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9 or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any Holder unless consented to by such Holder in writing.

Section 11.2.       Solicitation of Holders.

(a)          Solicitation. Each Guarantor will provide Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(b)          Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

Section 11.3.       Binding Effect. Any amendment or waiver consented to as provided in this Section 11 applies equally to all Holders and is binding upon them and upon each future Holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Exhibit SGA - 10

Section 11.4.       Notes Held By Company, Etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 12.     Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)          if to any Guarantor, to such Guarantor, c/o the Company at the Company’s address set forth at the beginning of the Note Agreement to the attention of the Treasurer, or such other address as such Guarantor shall have specified to the Holders in writing,

(b)          if to any Purchaser, to such Person or its nominee at the addresses specified for such communications in the Purchaser Schedule, or such other address as such Person shall have specified to the Guarantors in writing; or

(c)          if to any other Holder, to such Holder or its nominee at the addresses specified to the Guarantors in writing for such communications.

Section 13.     Miscellaneous.

Section 13.1.       Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 13.2.        Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.3.        Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Exhibit SGA - 11

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 13.4.       Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 13.5.       Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 13.6.        Jurisdiction and Process; Waiver of Jury Trial.

(a)          Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)          Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such Holder shall then have been notified pursuant to Section 12. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Exhibit SGA - 12

(c)          Nothing in this Section 13.6 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)          The Guarantors and the Holders hereby waive trial by jury in any action brought on or with respect to this Guaranty Agreement or any other document executed in connection herewith.

Section 13.7.       Reproduction of Documents; Execution. This Guaranty Agreement may be reproduced by any Holder by any photographic, photostatic, electronic, digital, or other similar process and such Holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13.7 shall not prohibit any Guarantor or any other Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

[Signature Page Follows]

Exhibit SGA - 13

In Witness Whereof, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

BTD Manufacturing, Inc.
Northern Pipe Products, Inc.
Varistar Corporation
Vinyltech Corporation

By:
Name:
Title:

(Signature Page to Subsidiary Guaranty Agreement)

Exhibit SGA - 14

EXHIBIT A

Guarantor Supplement

This Guarantor Supplement (this “Guarantor Supplement”), dated as of _______________, 20__ is made by _______________, a _______________ (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below.

Preliminary Statements:

I.           Pursuant to the Note Purchase Agreement originally dated as of September 23, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Otter Tail Corporation, a Minnesota company (the “Company”), and the Purchasers (as defined in the Note Agreement) parties thereto, the Company issued its 3.55% guaranteed senior notes in the aggregate principal amount of $80,000,000 (including any Notes issued in substitution thereof or exchange therefor pursuant to Section 13 of the Note Agreement, the “Notes”).

II.          The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Subsidiary Guaranty Agreement dated as of December 13, 2016 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 13.1 thereof, collectively, the “Guarantors”) in favor of the Purchasers and each other holder from time to time of any of the Notes (collectively with the Purchasers, the “Holders” and individually each a “Holder”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.         The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.          Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the Holders as follows:

Exhibit SGA - 15

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the Holders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d)  makes the representations and warranties set forth in Section 8 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 13.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

In witness whereof, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[Signature block for each Additional Guarantor]

By:
Name:
Title:

A-2

Exhibit SGA - 16

Information Relating to Purchasers

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	Union Fidelity Life Insurance Company C/O Jane Kipper 7101 College Boulevard, Suite 1400 Overland Park, KS 66210	$6,900,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Bank of New York Mellon
ABA Routing #:	021000018
Account No.:	GLA 111566
Ref:	FRGECSS PP – Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Union Fidelity Life Insurance Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

Union Fidelity Life Insurance Company

c/o MetLife Investment Advisors LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule
(to Note Purchase Agreement)

(3)

Original notes delivered to:

The Depository Trust Company

570 Washington Blvd. – 5th Floor

Jersey City, NJ 07310

ATTN: BNY Mellon/Branch Deposit Department (FFC No. 127043, FRGECSS PP)

With copies of the notes emailed to ckumar19@metlife.com

(5)	U.S. Tax Identification Number: 31 – 0252460

(6)	Name of Nominee in Which the Notes are to be Issued: Hare & Co.

Purchaser Schedule - 2

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	Erie Family Life Insurance Company 100 Erie Insurance Place Erie, PA 16530	$2,700,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	The Bank of New York Mellon
ABA:	021000018
Account No.:	7921128400
Ref:	EFL-MetLife, 792112 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Erie Family Life Insurance Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

Erie Family Life Insurance Company

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

and

Erie Family Life Insurance Company

Mr. Bradley Postema, Senior Vice President, Chief Investment Officer

100 Erie Insurance Place

Erie, PA 16530

Purchaser Schedule - 3

(3)

Original notes delivered to:

The Depository Trust Company

570 Washington Blvd – 5th Floor

Jersey City, NJ 07310

ATTN: BNY Mellon/Branch Deposit Department

With copies of the notes emailed to ckumar19@metlife.com

(4)	U.S. Tax Identification Number: 25-1186315

(5)	Name of Nominee in Which the Notes are to be Issued: Hare & Co. LLC

Purchaser Schedule - 4

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	Lincoln Benefit Life Company 5600 N. River Road Columbia Centre 1, Suite 300 Rosemont, IL 60018	$1,600,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank, N.A.
Location:	New York, NY
ABA:	021000089
A/C#:	36858201
A/C Name:	Insurance Concentration Account
FFC:	LBL Lancaster Funds Withheld – Other (MetL) AC#: 234073
Ref.:	Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

and

Lincoln Benefit Life Company

5600 N. River Road

Columbia Centre 1, Suite 300

Rosemont, IL 60018

Purchaser Schedule - 5

(4)

Original notes delivered to:

Citibank NA

399 Park Ave

Level B Vault

New York, NY 10022

A/c Number: LBL Other Life – Other (MetL) AC#: 234073

Attn: Keith Whyte

(212) 559-1207

With copies of the notes emailed to ckumar19@metlife.com

(5)	U.S. Tax Identification Number: 47-0221457

(6)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 6

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	Lincoln Benefit Life Company 5600 N. River Road Columbia Centre 1, Suite 300 Rosemont, IL 60018	$4,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank, N.A.
Location:	New York, NY
ABA:	021000089
A/C#:	36858201
A/C	Name: Insurance Concentration Account
FFC:	LBL Other Annuity – Other (MetL) AC#: 234076
Ref.:	Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

Lincoln Benefit Life Company

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, NJ 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

and

Lincoln Benefit Life Company

5600 N. River Road

Columbia Centre 1, Suite 300

Rosemont, IL 60018

Purchaser Schedule - 7

(3)

Original notes delivered to:

Citibank NA

399 Park Ave

Level B Vault

New York, NY 10022

A/c Number: LBL Other Life – Other (MetL) AC#: 234076

Attn: Keith Whyte

(212) 559-1207

With copies of the notes emailed to ckumar19@metlife.com

(4)	U.S. Tax Identification Number: 47-0221457

(5)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 8

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$12,500,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	002-2-410591
Account Name:	Metropolitan Life Insurance Company
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

Metropolitan Life Insurance Company

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

(3)	Original notes delivered to: Metropolitan Life Insurance Company Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

Purchaser Schedule - 9

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	U.S. Tax Identification Number: 13-5581829

(6)	UK Passport Treaty Number: 13/M/61303/DTTP

(7)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 10

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	MetLife Insurance Company USA c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$2,400,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	496559365
Account Name:	MetLife Insurance Company USA, Separate Account SA (Structured Annuity)
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

MetLife Insurance Company USA

c/o Metropolitan Life Insurance Company

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

MetLife Insurance Company USA

c/o Metropolitan Life Insurance Company

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule - 11

(3)	Original notes delivered to: MetLife Insurance Company USA c/o Metropolitan Life Insurance Company Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	U.S. Tax Identification Number: 06-0566090

(6)	UK Passport Treaty Number: 13/M/61653/DTTP

(7)	Notes to be registered in the name of: MetLife Insurance Company USA, on behalf of its Separate Account SA (Structured Annuity)

Purchaser Schedule - 12

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	General American Life Insurance Company c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$2,400,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank
ABA Routing #:	021-000-021
Account No.:	323-8-90946
Account Name:	General American Life Insurance Company
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above

(2)

All notices and communications:

GENERAL AMERICAN LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

GENERAL AMERICAN LIFE INSURANCE COMPANY

c/o Metropolitan Life Insurance Company

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule - 13

(3)	Original notes delivered to: GENERAL AMERICAN LIFE INSURANCE COMPANY c/o Metropolitan Life Insurance Company Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	U.S. Tax Identification Number: 43-0285930

(6)	UK Passport Treaty Number: 13/G/63177/DTTP

(7)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 14

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	MetLife Insurance K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	$1,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank New York
ABA Routing #:	021000089
DDA:	30857793
Account Name:	METLIFE PP JPYF
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Alico Asset Management Corp. (Japan)

Administration Department

ARCA East 7F, 3-2-1 Kinshi

Sumida-ku, Tokyo 130-0013 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule - 15

(3)	Original notes delivered to: MetLife Insurance K.K. c/o MetLife Investment Advisors, LLC Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	Tax Identification Number: 98-1037269 (USA) and 00661996 (Japan)

(6)	UK Passport Treaty Number: 43/M/359828/DTTP

(7)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 16

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	MetLife Insurance K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	$3,500,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	Citibank New York
111 Wall Street, New York, New York 10005 (USA)
ABA Routing #:	021000089
Acct No./DDA:	30872002
Acct Name:	METLIFE PP USDF
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Alico Asset Management Corp. (Japan)

Administration Department

ARCA East 7F, 3-2-1 Kinshi

Sumida-ku, Tokyo 130-0013 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule - 17

(3)	Original notes delivered to: MetLife Insurance K.K. c/o MetLife Investment Advisors, LLC Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	Tax Identification Number: 98-1037269 (USA) and 00661996 (Japan)

(6)	UK Passport Treaty Number: 43/M/359828/DTTP

(7)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 18

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	MetLife Insurance K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	$4,500,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank N.A., New York
BIC:	CHASUS33
Acct No.:	469799766
Acct Name:	METLIFE INSURANCE K.K.
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Alico Asset Management Corp. (Japan)

Administration Department

ARCA East 7F, 3-2-1 Kinshi

Sumida-ku, Tokyo 130-0013 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule - 19

(3)	Original notes delivered to: MetLife Insurance K.K. c/o MetLife Investment Advisors, LLC Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	Tax Identification Number: 98-1037269 (USA) and 00661996 (Japan)

(6)	UK Passport Treaty Number: 43/M/359828/DTTP

(7)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 20

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	MetLife Insurance K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	$4,500,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank N.A., New York
BIC:	CHASUS33
Acct No.:	469800374
Acct Name:	METLIFE INSURANCE K.K.
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Alico Asset Management Corp. (Japan)

Administration Department

ARCA East 7F, 3-2-1 Kinshi

Sumida-ku, Tokyo 130-0013 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule - 21

(3)	Original notes delivered to: MetLife Insurance K.K. c/o MetLife Investment Advisors, LLC Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	Tax Identification Number: 98-1037269 (USA) and 00661996 (Japan)

(6)	UK Passport Treaty Number: 43/M/359828/DTTP

(7)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 22

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	MetLife Insurance K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	$4,000,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	JPMorgan Chase Bank N.A., New York
BIC:	CHASUS33
Acct No.:	469799741
Acct Name:	METLIFE INSURANCE K.K.
Ref:	BME1UJXS2 - Otter Tail Corp, 3.55% due 12/15/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)

All notices and communications:

Alico Asset Management Corp. (Japan)

Administration Department

ARCA East 7F, 3-2-1 Kinshi

Sumida-ku, Tokyo 130-0013 Japan

Attention: Administration Dept. Manager

Email: saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention: Nancy Doyle, VP Priv Placements-Corporates

Emails: PPUCompliance@metlife.com and ndoyle@metlife.com

With a copy other than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Advisors, LLC

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email: sec_invest_law@metlife.com

Purchaser Schedule - 23

(3)	Original notes delivered to: MetLife Insurance K.K. c/o MetLife Investment Advisors, LLC Investments Law One MetLife Way Whippany, New Jersey 07981 Attention: Chiraag Kumar, Esq.

(4)

Audit Requests:

Soft copy to AuditConfirms.PvtPlacements@metlife.com

or hard copy to:

Metropolitan Life Insurance Company

Attn:  Private Placements Operations (ATTN: Audit Confirmations)

18210 Crane Nest Drive – 5th Floor

Tampa, FL 33647

(5)	Tax Identification Number: 98-1037269 (USA) and 00661996 (Japan)

(6)	UK Passport Treaty Number: 43/M/359828/DTTP

(7)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 24

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616	$13,000,000

(1)

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C #G05978, Guardian Life, PRIF-W, CUSIP # 689648 D@9, Otter Tail Corporation

(2)

All notices and communications:

The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Barry Scheinholtz

Investment Department 9-A

FAX # (212) 919-2658

Email address: bscheinholtz@glic.com

(3)	Original notes delivered to: JP Morgan Chase Bank, N.A. 4 Chase Metrotech Center – 3rd Floor Brooklyn, NY 11245-0001 Reference A/C #G05978, Guardian Life (PRIF-W)

(4)	U.S. Tax Identification Number: 13-5123390

(5)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 25

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616	$5,000,000

(1)

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C #G04191, Guardian Life, PRIF-L, CUSIP # 689648 D@9, Otter Tail Corporation

(2)

All notices and communications:

The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn: Barry Scheinholtz

Investment Department 9-A

FAX # (212) 919-2658

Email address: bscheinholtz@glic.com

(3)	Original notes delivered to: JP Morgan Chase Bank, N.A. 4 Chase Metrotech Center – 3rd Floor Brooklyn, NY 11245-0001 Reference A/C #G04191, Guardian Life (PRIF-L)

(4)	U.S. Tax Identification Number: 13-5123390

(5)	Name of Nominee in Which the Notes are to be Issued: None

Purchaser Schedule - 26

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased

	American Equity Investment Life Insurance Company 6000 Westown Parkway West Des Moines, IA 50266	$12,000,000

(1)

All payments on or in respect of the Notes shall be made in immediately available funds to:

State Street Bank & Trust Company

ABA # 011000028

Account # 00076026, Income Collection, BEV3

REFERENCE: (PPN/CUSIP: 689648 D@9, Otter Tail Corporation, 3.55% Guaranteed Senior Notes due December 15, 2026, Principal and Premium Amount)

(2)

Notices and communications:

Notices and communications relating to payments to be addressed to:

American Equity Investment Life Insurance Co.

Attn: Asset Administration

6000 Westown Parkway

West Des Moines, IA 50266

515-221-0329 fax

Financial information, covenant compliance and all other non-payment notices and communications to be addressed to:

American Equity Investment Life Insurance Company

6000 Westown Parkway

West Des Moines, IA 50266

Attention: Investment Department - Private Placements

888-221-1234

515-221-0329 (fax)

PrivatePlacements@american-equity.com

(3)

Original notes delivered to:

DTCC

Newport Office Center

570 Washington Blvd

Jersey City, NJ 07310

5th Floor/NY Window/Robert Mendez

FBO State Street Bank & Trust for account BEV3

CUSIP/PPN: 689648 D@9

Security Description: Otter Tail Corporation, 3.55% Guaranteed Senior Notes due December 15, 2026

(4)	U.S. Tax Identification Number: 65-1186810

(5)	Name of Nominee in Which the Notes are to be Issued: CHIMEFISH & CO

Purchaser Schedule - 27